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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                              ELIZABETH ARDEN, INC.
                            -------------------------



                                ARTICLE I - NAME
                                ----------------

                  The name of the corporation is Elizabeth Arden, Inc. (the "Corporation").

                              ARTICLE II - PURPOSE
                              --------------------

                  The Corporation is organized for the purpose of transacting any or all lawful business for corporations organized under the Florida Business Corporation Act, as amended (the "Act"), of the State of Florida.

                           ARTICLE III - CAPITAL STOCK
                           ---------------------------

                  Section 1. Authorized Capital Stock. The aggregate number of shares which the Corporation shall have the authority to issue is 54,428,571 shares, of which 50,000,000 shares shall be Common Stock, par value $.01 per share (the "Common Stock"), 1,000,000 shares shall be Series D Convertible Preferred Stock, $.01 par value per share (the "Series D Preferred Stock"), and 3,428,571 shares shall be Serial Preferred Stock, par value $.01 per share (the "Serial Preferred Stock").

                  Section 2. Series D Preferred Stock. The preferences, limitations and relative rights of the Series D Preferred Stock shall be as follows:

                  (a) Series D Preferred Stock. The Corporation shall have a series of Preferred Stock, which shall be designated as its Series D Convertible Preferred Stock due 2013 (the "Series D Preferred Stock"), par value $0.01 per share, with 1,000,000 shares initially authorized and 416,667 shares initially issued and, subject to the limitations set forth herein, such number of additional shares as are issued from time to time by resolution of the Board of Directors for payment of dividends on the Series D Preferred Stock in accordance with Section 2(e) hereof (the "Additional Shares of Series D Preferred Stock"). Unless otherwise specified, references herein to any "Section" refer to the Section number specified in the Articles of Incorporation.

                  (b) Issuance. The Corporation may issue up to $50,000,000 in aggregate liquidation preference of Series D Preferred Stock (416,667 shares) in accordance with the Purchase Agreement, and may issue Additional Shares of Series D Preferred Stock as dividends on the Series D Preferred Stock as may be due from time to time pursuant to the terms of any Outstanding Series D Preferred Stock in accordance with Section 2(e).
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                  (c) Registered Form; Registrar; Paying Agent and Conversion
Agent. (i) Certificates for shares of Series D Preferred Stock shall be issuable only in registered form. The Corporation shall serve as initial registrar and transfer agent (the "Registrar") for the Series D Preferred Stock.

                  (ii) Paying Agent and Conversion Agent. (I) The Corporation shall maintain (i) an office or agency where shares of Series D Preferred Stock may be presented for payment (the "Paying Agent") and
         (ii) an office or agency where shares of Series D Preferred Stock may be presented for conversion (the "Conversion Agent"). The Corporation may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent, and the term "Conversion Agent" includes any additional conversion agent. The Corporation may change any Paying Agent or Conversion Agent without prior notice to any holder. The Corporation shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Corporation. If the Corporation fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. Notwithstanding the foregoing, the Corporation or any of its Affiliates may act as Paying Agent, Registrar, coregistrar or Conversion Agent.

                           (II) Payments (whether in cash or in Additional
                  Shares of Series D Preferred Stock) due on the shares of Series D Preferred Stock shall be payable at the office or agency of the Corporation maintained for such purpose in The City of New York and at any other office or agency maintained by the Corporation for such purpose. If any such payment is in cash, it shall be payable in United States dollars by wire transfer (provided that appropriate wire instructions have been received by the Registrar at least two Business Days prior to the applicable date of payment) to a United States dollar account maintained by the holder with a bank located in The City of New York or, if no such instructions have been given, by check drawn on a bank located in The City of New York.

                  (d) Voting. (i) The holders of record of shares of Series D Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 2(d) or as otherwise provided by law.

                  (ii) In addition to the voting rights provided by law, the approval of the holders of two-thirds of the then Outstanding shares of Series D Preferred Stock voting or consenting, as the case may be, as one class, will be required for the Corporation to:

                           (I) amend the Articles of Incorporation, so as to (A)
                  affect adversely the rights, preferences (including, without limitation, liquidation preferences, conversion price, dividend rate and optional redemption provisions), or privileges of holders of the shares of Series D Preferred


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                  Stock, or (B) increase (other than for the payment of
                  dividends in accordance with Section 2(e) hereof) or decrease the number of authorized shares of Series D Preferred Stock;

                           (II) in a single transaction or series of related
                  transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person or adopt a plan of liquidation, except as expressly provided in Section 2(k)9;

                           (III) enter into, or permit any of its subsidiaries
                  to enter into, any agreement that would impose material restrictions on the Corporation's ability to honor the exercise of any rights of the holders of the Series D Preferred Stock; or

                           (IV) issue any shares of Series D Preferred Stock
                  other than (A) pursuant to the terms of the Purchase Agreement, and (B) shares issued in payment of dividends on the Series D Preferred Stock as contemplated in Section 2(b) hereof.

         None of (x) a creation, authorization or issuance of any Junior Shares, Parity Shares or Senior Shares, (y) a decrease in the amount of authorized capital stock of any class, including any Preferred Stock (except as expressly provided in (I) above), or (z) any increase in the amount of authorized capital stock of any class of Junior Shares, Parity Shares or Senior Shares shall require the consent of the holders of the Series D Preferred Stock or be deemed to change or affect adversely the rights, preferences, privileges or limitations of holders of the shares of Series D Preferred Stock.

                  (iii) If the Corporation does not redeem or call for redemption, or the holders of the Series D Preferred Stock do not convert, all of the Outstanding Series D Preferred Stock by 90 days following the third anniversary of the initial issuance of shares of Series D Preferred Stock, then, effective as of the date described below, the total number of Directors constituting the entire Board of Directors of the Corporation shall be increased by the greater of one and such number as is necessary to increase such total number of Directors to at least six, and the holders of a majority of the then Outstanding shares of Series D Preferred Stock shall have the right, but shall not be required, to elect a Director to fill one such newly-created office (the "Voting Director"). Any additional vacancy created by an increase in the number of Directors shall be filled as provided in the Corporation's By-laws. The increase in the total number of Directors shall be effective only upon such election of the Voting Director. In addition, the holders of a majority of the Series D Preferred Stock shall have the right, but shall not be required, to designate one additional person who may, subject to the execution of a confidentiality agreement reasonably acceptable to the Corporation, attend all meetings of the Board of Directors, but who may not vote on, approve, or otherwise consent to, any matter brought before the Board of Directors for vote, approval or consent (the "Observer"). These rights will continue until all Series D Preferred Stock is redeemed or

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         converted, at which time the term of office of the Voting Director so elected shall terminate, such Voting Director shall be deemed to have resigned, the number of Directors constituting the entire Board of Directors shall automatically and without further action be reduced by one, and the Observer shall no longer be entitled to attend meetings of the Board of Directors. At any time after voting power to elect the Voting Director and designate the Observer shall have become vested and be continuing in the holders of the Series D Preferred Stock pursuant to this clause (iii), or if a vacancy shall exist in the office of the Voting Director or the Observer position, the Board of Directors may, and upon written request of the holders of record of at least 25% of the then Outstanding shares of Series D Preferred Stock addressed to the Board of Directors of the Corporation, shall, call a special meeting of the holders of the Series D Preferred Stock for the purpose of electing the Voting Director and/or designating the Observer that such holders are entitled, but not required, to elect or designate, as the case may be. At any meeting held for the purpose of electing the Voting Director and/or designating the Observer, the presence in person or by proxy of the holders of at least a majority of the then Outstanding shares of Series D Preferred Stock shall be required to constitute a quorum of such Series D Preferred Stock. The Voting Director may be removed and the Observer may be replaced only upon a vote in favor of such removal or replacement of the holders of a majority of the then Outstanding shares of Series D Preferred Stock. The holders of Series D Preferred Stock may also elect or designate and remove or replace the Voting Director or the Observer, as applicable, by written consent of a majority of the holders of the then Outstanding Series D Preferred Stock.

         If, at any time from time to time after an Observer shall have been designated, the number of members of the Board of Directors shall be increased such that the appointment of two Directors by the holders of a majority of the shares of Series D Preferred Stock then Outstanding would not result in such two Directors constituting 20% or more of the total number of Directors (the "20% Threshold") then, at the option of the holders of a majority of the then Outstanding shares of Series D Preferred Stock (evidenced by a written consent executed by such holders and delivered to the Corporation), the Observer shall be deemed a Voting Director and shall, thereafter, participate equally with all other members of the Board of Directors in all Board actions. Until such time as the number of members of the Board of Directors shall thereafter be reduced (as a result of resignations or otherwise) such that such two Directors exceed the 20% Threshold (at which time, the number of Directors shall automatically and without further action be reduced by one) or all Series D Preferred Stock shall be redeemed or converted (at which time, the number of Directors shall automatically and without further action be reduced by the number of Voting Directors), the holders of at least a majority of the shares of Series D Preferred Stock then Outstanding shall have the right to elect, remove and to fill any vacancy in respect of, this second Voting Director.

         Any Voting Director or Directors so elected by the holders of the Series D Preferred Stock, together with any other Directors resulting

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         from the increase in the size of the Board of Directors pursuant to this clause (iii), shall hold office until the next annual meeting of shareholders of the Corporation. At such annual meeting, and at each annual meeting thereafter until the holders of Series D Preferred Stock are no longer entitled to elect a Voting Director or Directors, the holders of a majority of the then Outstanding Series D Preferred Stock shall be entitled to nominate for election, and elect, the Voting Director or Directors.

                  (iv) In exercising the voting rights set forth in this Section 2(d), each share of Series D Preferred Stock shall have one vote per share. Except as otherwise required by applicable law or as set forth herein, the shares of Series D Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

                  (e) Dividends. The Corporation shall pay, and the holders of the shares of Series D Preferred Stock shall be entitled to receive, cumulative dividends from and including the second anniversary date of the initial issuance of such shares of Series D Preferred Stock, at a rate of 5% per annum, on the amount of the Liquidation Value of the shares of Series D Preferred Stock. Dividends will be computed on the basis of a 360 day year of twelve 30 day months and will be payable (A) in cash, (B) by delivery of Additional Shares of Series D Preferred Stock, or (C) through any combination of the foregoing. Notwithstanding the foregoing, if the Corporation shall pay a cash dividend to the holders of Common Stock or effect a Pro Rata Repurchase, then for the four quarterly Dividend Payment Dates next following such cash dividend or Pro Rata Repurchase, the Dividends will be payable only in cash. Dividends will be payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year (each a "Dividend Payment Date"), commencing on March 15, 2003, for so long as the shares of Series D Preferred Stock are outstanding; provided, however, that if such date is not a Business Day, then the Dividend Payment Date shall be the next Business Day. Any Additional Shares of Series D Preferred Stock shall be identical to all other shares of Series D Preferred Stock. If the Corporation determines to pay any dividend in Additional Shares of Series D Preferred Stock, the Corporation shall deliver to the record holders of Series D Preferred Stock a number of shares of Series D Preferred Stock determined by dividing the total amount of the cash dividend that would otherwise be payable on the Dividend Payment Date (rounded to the nearest whole cent) by the then Liquidation Value per share of the Series D Preferred Stock. Dividends on shares of the Series D Preferred Stock will accrue whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. The Corporation will take all actions required or permitted under the Act to permit the payment of dividends on the shares of Series D Preferred Stock. Arrearages of unpaid dividends ("Accumulated Dividends") will bear additional dividends at the rate set forth above, compounded quarterly.

                  (f) Payment of Dividend; Mechanics of Payment; Dividend Rights Preserved. (i) Dividends on any share of Series D Preferred Stock that are

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payable, and are punctually paid or duly provided for, on any Dividend Payment
Date shall be paid in arrears to the person in whose name such share of Series D Preferred Stock (or one or more predecessor shares of Series D Preferred Stock) is registered at the close of business on the next preceding February 28, May 31, August 31 and November 30 (each, together with any record date established for the payment of Accumulated Dividends, a "Dividend Record Date").

                  (ii) Unless full cumulative dividends on all Outstanding shares of Series D Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then:

                           (I) no dividend (other than (A) with respect to
                  Junior Shares or Parity Shares, a dividend payable solely in any Junior Shares or Parity Shares, respectively, or (B) with respect to Parity Shares, a partial dividend paid pro rata on such Parity Shares and the shares of Series D Preferred Stock) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any Junior Shares or Parity Shares, respectively;

                           (II) no other distribution shall be declared or made
                  upon, or any sum set apart for the payment of any distribution upon, any Junior Shares or Parity Shares, other than a distribution consisting solely of Junior Shares or Parity Shares, respectively, or warrants, rights, calls or options exercisable for or convertible into Junior Shares or Parity Shares;

                           (III) no Junior Shares or any warrants, rights, calls
                  or options (other than any cashless exercises of options) exercisable for or convertible into any Junior Share shall be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries (other than (A) in exchange for other Junior Shares or (B) utilizing cash in an amount not greater than the proceeds of any offering by the Corporation of Junior Shares effected substantially contemporaneously with the applicable purchase, redemption or other acquisition);

                           (IV) no Parity Shares or any warrants, rights, calls
                  or options (other than any cashless exercises of options) exercisable for or convertible into any Parity Share shall be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries (other than (A) in exchange for Junior Shares or other Parity Shares or (B) utilizing cash in an amount not greater than the proceeds of any offering by the Corporation of Junior Shares or Parity Shares effected substantially contemporaneously with the applicable purchase, redemption or other acquisition); and

                           (V) no monies shall be paid into or set apart or made
                  available for a sinking or other like fund for the purchase, redemption or other acquisition of any Junior Shares or Parity Shares or any warrants, rights, calls or options exercisable

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                  for or convertible into any Parity Shares or Junior Shares by the Corporation or any of its subsidiaries (other than any cashless exercises of options).

                  (iii) The Corporation shall notify the Registrar and shall provide written notice to any holder of greater than 50% of the shares of Series D Preferred Stock then Outstanding at its last address as it shall appear in the register for the Series D Preferred Stock (the "Series D Preferred Stock Register"), no later than the close of business on the tenth Business Day prior to each Dividend Record Date as to whether it will pay such dividend and, if so, the form of consideration it will use to make such payment.

                  (iv) Any Accumulated Dividends on any share of Series D Preferred Stock may be paid, subject to Section 2(j), by the Corporation in any lawful manner (which shall include the establishment of a record date not more than 30 days prior to the payment thereof) not inconsistent with the requirements of any securities exchange on which the shares of Series D Preferred Stock may be listed, and upon such notice (which shall precede the record date by at least ten Business Days) as may be required by such exchange, if, after notice given by the Corporation to the Registrar of the proposed payment pursuant to this clause (iv), such manner of payment shall be deemed practicable by the Registrar.

                  (v) Each share of Series D Preferred Stock delivered under the Articles of Incorporation upon registration of transfer of or in exchange for or in lieu of any other share of Series D Preferred Stock shall carry the rights to Accumulated Dividends that were carried by such other shares of Series D Preferred Stock.

                  (vi) The holder of record of a share of Series D Preferred Stock at the close of business on a Dividend Record Date with respect to the payment of dividends on the shares of Series D Preferred Stock will be entitled to receive such dividends with respect to such share of Series D Preferred Stock on the corresponding Dividend Payment Date, notwithstanding the conversion of such share after such Dividend Record Date and prior to such Dividend Payment Date.

                  (vii) No fractional shares of Series D Preferred Stock will be delivered to the holders of Series D Preferred Stock, but the Corporation will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of such Series D Preferred Stock. The amount of such cash adjustment will be determined based on the Liquidation Value.

                  (g) Ranking. (i) The shares of Series D Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) senior to all shares of Common Stock (whether issued in one or more classes) and to each other class of Capital Stock or series of Preferred Stock of the Corporation, the terms of which do not expressly provide that it ranks on a parity with the shares of Series D Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to, together with all shares of Common Stock



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(whether issued in one or more classes) of the Corporation, as "Junior Shares");
(ii) on a parity with Additional Shares of Series D Preferred Stock issued by the Corporation and each other class of Capital Stock or series of Preferred Stock of the Corporation the terms of which expressly provide that such class or series will rank on a parity with the shares of Series D Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Parity Shares"); and (iii) junior to each class of Capital Stock or series of Preferred Stock of the Corporation the terms of which expressly provide that such class or series will rank senior to the shares of Series D Preferred Stock as to dividend rights and/or rights upon liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Shares").

                  (ii) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding shares of Series D Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividends, upon all outstanding Senior Shares.

                  (h) Redemption. (i) Mandatory Redemption of Series D Preferred Stock. Outstanding shares of Series D Preferred Stock (if not earlier redeemed or converted) shall be mandatorily redeemed by the Corporation on the twelfth anniversary of the initial issuance of the Series D Preferred Stock (the "Mandatory Redemption Date"; provided, however, that if such date is not a Business Day, then the Mandatory Redemption Date shall be the next Business
Day), at a redemption price per share in cash equal to 100% of the Liquidation Value of each such share of Series D Preferred Stock held by the holder thereof. In addition, the Corporation shall pay a dividend on the Mandatory Redemption Date equal to all dividends accrued and unpaid on the Mandatory Redemption Date, including dividends accrued thereon from the last Dividend Payment Date to the Mandatory Redemption Date.

                  (ii) Optional Redemption of the Series D Preferred Stock. At any time from and including the date that is 10 days after the first anniversary date to and including 5:00 p.m. New York City time on the day next preceding the Mandatory Redemption Date, the Corporation may (subject to clause (iii) below) redeem in whole or from time to time in part up to 100% of the shares of the Series D Preferred Stock then Outstanding at a redemption price (the "Redemption Price") per share of Series D Preferred Stock payable in cash in U.S. dollars in an amount equal to (A) the number of shares of Common Stock into which such share is convertible (without giving effect to any restrictions on convertibility set forth in Section 2(k)), multiplied by (B) $25 (as adjusted for stock splits, stock dividends, recapitalizations and the like). In addition, the Corporation shall pay a dividend on the effective date of the redemption (the "Redemption Date") equal to all dividends accrued and unpaid on the Redemption Date, including dividends accrued thereon from the last Dividend Payment Date to the Redemption Date. If the Corporation shall determine to optionally redeem any shares of Series D Preferred Stock , it shall give written notice of its intention to do so by first class mail, postage prepaid, return receipt requested, addressed to the holders thereof at the


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         addresses shown on the stock transfer records of the Corporation, which notice shall be given at least 60 days in advance of the Redemption Date, but not earlier than 50 days prior to the first anniversary date of the initial issuance of the Series D Preferred Stock, and shall indicate:

                           (I) the date on which a record of holders of shares
                  of Series D Preferred Stock shall be taken for the purpose of such redemption;

                           (II) the Redemption Date;

                           (III) if fewer than all the Outstanding shares of
                  Series D Preferred Stock are to be redeemed, the identification (and, in the case of partial redemption, the certificate number, the total number of shares represented thereby and the number of such shares being redeemed on the Redemption Date) of the particular shares of Series D Preferred Stock to be redeemed;

                           (IV) that on the Redemption Date the Redemption Price
                  will become due and payable upon each such share of Series D Preferred Stock, that all accrued and unpaid dividends on the Redemption Date, including dividends accrued from the last Dividend Payment Date to the Redemption Date, on such shares will be paid and that dividends thereon will cease to accrue on and after said date;

                           (V) the Series D Preferred Conversion Price (and, if
                  applicable, the amount of cash payable on conversion pursuant to Section 2(k)1), the date on which the right to convert shares of Series D Preferred Stock to be redeemed will terminate and the place or places where such shares of Series D Preferred Stock may be surrendered for conversion; and

                           (VI) the place or places within The City of New York
                  where such shares of Series D Preferred Stock are to be surrendered for payment of the Redemption Price.

         Notwithstanding that the Corporation has given notice of redemption of the Series D Preferred Stock and as provided in the preceding sentence, holders thereof may exercise the Conversion Rights (as defined in Section 2(k)1) to the extent otherwise exercisable on the Redemption Date at any time up to and including 5:00 p.m., New York City time, on the day prior to the Redemption Date. From and after the Redemption Date, shares of the Series D Preferred Stock which have not been converted shall represent only the right to receive payment of the Redemption Price for such shares and accrued dividends to the Redemption Date therefor and the holders thereof shall cease to have any other rights hereunder.

                  (iii) Deposit of Consideration. Prior to any Redemption Date, the Corporation shall deposit with the Registrar or with a Paying Agent (or, if the Corporation is acting as its own Paying Agent, segregate and hold in trust) an amount in cash sufficient to pay the Redemption Price of all the shares of Series D Preferred Stock that are to be redeemed on that date and all accrued and unpaid dividends thereon from the last Dividend Payment Date to the Redemption Date. If any share of Series D Preferred Stock called for redemption is converted, any cash deposited with the Registrar or with any Paying Agent or so segregated and held in trust for the redemption of such share of Series D Preferred Stock shall be paid or delivered to the Corporation upon Corporation Order or, if then held by the Corporation, shall be discharged from such trust.

                  (iv) Payment Upon Surrender. Notice of redemption having been given as aforesaid, the Redemption Price for the shares of Series D Preferred Stock so to be redeemed plus all accrued and unpaid dividends thereon from the last Dividend Payment Date to the Redemption Date shall, on the Redemption Date, become due and payable, and from and after such date dividends on such shares of Series D Preferred Stock shall cease to accrue and such shares shall cease to be convertible into shares of Common Stock. Upon surrender of any such shares of Series D Preferred Stock for redemption in accordance with said notice, such shares of Series D Preferred Stock shall be redeemed by the Corporation at the Redemption Price, and all accrued and unpaid dividends on the Redemption Date, including dividends accrued thereon from the last Dividend Payment Date to the Redemption Date, shall be paid. If any share of Series D Preferred Stock called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price thereof, and all accrued and unpaid dividends thereon from the last Dividend Payment Date to the Redemption Date, shall, until paid, bear interest from the Redemption Date at the dividend rate then payable on the shares of Series D Preferred Stock, plus 2%.

                  (v) Certificates Redeemed in Part. Any certificate that represents more than one share of Series D Preferred Stock and is to be redeemed only in part shall be surrendered at any office or agency of the Corporation designated for that purpose (with, if the Corporation or the Registrar so requires, due endorsement by, or a written instrument of transfer in form satisfactory to, the Corporation and the Registrar duly executed by, the holder thereof or his attorney duly authorized in writing), and the Corporation shall execute, and the Registrar shall countersign and deliver to the holder of such share of Series D Preferred Stock without service charge, a new Series D Preferred Stock certificate or certificates, representing any number of shares of Series D Preferred Stock as requested by such holder, in aggregate amount equal to and in exchange for the number of shares not redeemed and represented by the Series D Preferred Stock certificate so surrendered.

                  (vi) Accumulated but Unpaid Dividends. If a share of Series D Preferred Stock is redeemed subsequent to a Dividend Record Date with respect to any Dividend Payment Date specified above and on or prior to such

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         Dividend Payment Date, then the dividend representing any accumulated but unpaid dividends will be paid to the person in whose name such share of Series D Preferred Stock is registered at the close of business on such Dividend Record Date.

                  (i) Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of Junior Shares (including shares of Common Stock), but after any distribution of any assets of the Corporation to holders of Senior Shares, if any, out of the assets of the Corporation available for distribution to shareholders, an amount (the "Liquidation Value") in cash equal to $120 per share (as adjusted for stock splits, stock dividends, recapitalizations and the like) of the Series D Preferred Stock (including any Additional Shares of Series D Preferred Stock) held thereby. In addition, the Corporation shall pay a dividend on the date of the liquidation, dissolution or winding up of the Corporation (the "Liquidation Date") equal to all dividends accrued and unpaid on the Liquidation Date, including dividends accrued from the last Dividend Payment Date to the Liquidation Date. If upon the occurrence of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation shall be insufficient, after distribution of the relevant preferential amount and liquidating payments to holders of Senior Shares, if any, to permit the payment to holders of Series D Preferred Stock and Parity Shares the full preferential amount and all liquidating payments on all such shares, the entire assets of the Corporation then remaining and legally available for distribution shall be distributed among the holders of the shares of Series D Preferred Stock and the holders of all Parity Shares ratably in accordance with the respective amounts that would be payable on such shares of Series D Preferred Stock and any such Parity Shares if all amounts payable thereon were paid in full. After payment of the full preferential amount to the holders of Outstanding shares of Series D Preferred Stock, such holders shall not be entitled to any further participation in any distribution of assets of the Corporation. The merger or consolidation of the Corporation into or with any other company shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2(i).

                  (j) No Sinking Fund. The shares of Series D Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

                  (k) Additional Terms Relating to the Series D Preferred Stock.
1. Conversion. At the option of the holder of Series D Preferred Stock, at any time (i) from and including the first anniversary date of the initial issuance of the Series D Preferred Stock to and including the day next preceding the second anniversary date of the initial issuance of the Series D Preferred Stock such holder may convert in whole or from time to time in part up to 33.33% of its shares of Series D Preferred Stock, and (ii) from and including the second anniversary date of the initial issuance of the Series D Preferred Stock to and including the day next preceding the third anniversary date of the initial issuance of the Series D Preferred Stock, such holder may convert in whole or from time to time in part up to 66.66% of its shares of Series D Preferred Stock

(including any such shares converted during the period set forth in clause (i)) and (iii) from and including the third anniversary date of the initial issuance of the Series D Preferred Stock to and including 5:00 p.m. New York City time on the day next preceding the Mandatory Redemption Date (the period from such first anniversary date to 5:00 p.m. on such day, the "Conversion Period") such holder may convert in whole or from time to time in part up to 100% of its shares of Series D Preferred Stock in each case into a number of fully paid, nonassessable shares of Common Stock (each a "Share", and collectively, the "Shares") equal to(x) the aggregate Liquidation Value of the shares of Series D Preferred Stock to be converted, divided by (y) the Series D Preferred Conversion Price, determined as hereinafter provided, in effect at the time of conversion, upon compliance by such holder with the other terms and conditions set forth herein, subject to the terms, conditions and adjustments set forth below and elsewhere in these Articles of Incorporation (the "Conversion Rights"). The price per share at which Shares shall be delivered upon conversion of Series D Preferred Stock shall be equal to U.S.$12.00 (the "Series D Preferred Conversion Price"), subject to adjustment as hereinafter provided.

                  The Conversion Rights may be exercised, in whole or in part, during the Conversion Period by delivery of written notice to the Corporation (the "Notice"), accompanied by the certificates representing the shares of Series D Preferred Stock being converted. Upon receipt by the Corporation of such Notice, and such certificate, duly endorsed, the Corporation shall promptly, but in any event not later than 15 Business Days thereafter, cause the appropriate number of Shares to be issued in accordance with the terms hereof and pursuant to the instructions given in the Notice and a certificate representing such Shares to be delivered to the holder. Shares of Series D Preferred Stock which are converted pursuant hereto shall be deemed canceled and no longer outstanding. The Shares so issued upon conversion of the Series D Preferred Stock shall be deemed to have been issued to the holder as the record owner of such Shares as of the close of business on the date on which the Conversion Rights shall have been duly exercised. If a holder of Series D Preferred Stock shall convert fewer than all shares of Series D Preferred Stock represented by a certificate, the Corporation shall countersign and issue to such holder, and deliver to such holder, at the same time it delivers a certificate representing the Shares issued upon such conversion, a certificate representing the balance of the shares of Series D Preferred Stock held by such holder and not converted.

                  Upon any liquidation, dissolution or winding up of the Corporation, all Conversion Rights shall terminate at the close of business on the Business Day fixed for the payment of the amount distributable on the Series D Preferred Stock upon such liquidation, dissolution or winding up of the Corporation.

         2. Covenants of the Corporation. All Shares which may be issued upon the conversion of Series D Preferred Stock shall, upon issuance, be duly authorized and validly issued, fully paid and nonassessable shares of Common Stock. The Corporation shall at all times during the Conversion Period maintain a sufficient number of authorized but unissued shares of Common Stock reserved for issuance upon conversion of the Series D Preferred Stock.

         3. Anti-Dilution Adjustments. The Series D Preferred Conversion Price shall be subject to adjustment from time to time as hereinafter provided.

         (A) If, prior to the sixth anniversary date of the initial issuance of the Series D Preferred Stock, the Corporation issues or sells any Common Stock, any options, warrants or other rights to purchase or acquire Common Stock (collectively referred to herein as "Options"), any securities by their terms convertible into or exchangeable for Common Stock (collectively referred to herein as "Convertible Securities") or any options, warrants or rights to purchase such convertible or exchangeable securities (collectively referred to herein as "Options for Convertible Securities"), in each case other than Excluded Stock, without consideration or for consideration per share less than the average of the Market Prices of the Common Stock or the underlying Common Stock in the case of rights to acquire, or securities convertible into, or rights to acquire securities convertible into, Common Stock, as applicable, over the ten-day trading period ending immediately prior to the date of such issuance, the Series D Preferred Conversion Price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced to the price determined by multiplying the Series D Preferred Conversion Price at which shares of Series D Preferred Stock were theretofore convertible by a fraction of which the numerator shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance or sale and the number of additional shares of Common Stock that the aggregate consideration received by the Corporation for the number of shares of Common Stock so issued or sold would purchase at the average of the Market Prices per share of Common Stock over the ten-day trading period ending immediately prior to the date of such issuance or sale, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such issuance or sale. For the purposes of any adjustment of the Series D Preferred Conversion Price pursuant to this Section 2(k)3(A), the following provisions shall be applicable:

                  (i) In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                  (ii) In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of Capital Stock or other securities of the Corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors.

                  (iii) In the case of the issuance of (a) Options (whether or not at the time exercisable), (b) Convertible Securities (whether or not at the time so convertible or exchangeable) or (c) Options for Convertible Securities (whether or not at the time exercisable):

                           (1) the aggregate maximum number of shares of Common
                  Stock deliverable upon exercise of such Options shall be deemed to have been issued at the time such Options are issued and for a consideration equal to the consideration (determined in the manner provided in Section 2(k)3(A)(i) and (ii)), if any, received by the Corporation upon the issuance of such Options plus the minimum purchase price provided in such Options for the Common Stock covered thereby;

                           (2) the aggregate maximum number of shares of Common
                  Stock deliverable upon conversion of or in exchange for any such Convertible Securities, or upon the exercise of Options for Convertible Securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such Convertible Securities were issued or such Options for Convertible Securities were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such Convertible Securities and/or upon issuance of such Options for Convertible Securities (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in Section 2(k)3(A)(i) and (ii)), if any, to be received by the Corporation upon the conversion or exchange of such Convertible Securities, or upon the exercise of any such Options for Convertible Securities and the subsequent conversion or exchange of the Convertible Securities acquired thereby; and

                           (3) on any change in the number of shares of Common
                  Stock deliverable upon exercise of any such Options or conversion or exchange of such Convertible Securities or exercise of Options for Convertible Securities and the subsequent conversion or exchange of the Convertible Securities acquired thereby or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Series D Preferred Conversion Price as then in effect shall forthwith be readjusted to such Series D Preferred Conversion Price as would have been obtained had an adjustment been made upon the issuance of such Options or Options for Convertible Securities not exercised prior to such change, or of such Convertible Securities not converted or exchanged prior to such change, upon the basis of such change.

                  (iv) On the expiration or cancellation of any such Options (without exercise), or the expiration or cancellation of any such Options for Convertible Securities (without exercise) or the termination of the right to convert or exchange such Convertible Securities (without exercise), if the Series D Preferred Conversion Price shall have been adjusted upon the issuance thereof, the Series D Preferred Conversion Price shall forthwith be readjusted to such Series D Preferred Conversion Price as would have been obtained had an adjustment been made upon the issuance of such Options or such Convertible Securities or such Options for Convertible Securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities or upon the exercise of Options for Convertible Securities and the subsequent conversion or exchange of the Convertible Securities acquired thereby.

                  (v) If the Series D Preferred Conversion Price shall have been adjusted upon the issuance of any such Options or Convertible Securities or Options for Convertible Securities, no further adjustment of the Series D Preferred Conversion Price shall be made for the actual issuance of Common Stock (or, in the case of Options for Convertible Securities, such Convertible Securities) upon the exercise, conversion or exchange thereof.

         (B) If the Corporation shall (i) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Series D Preferred Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by multiplying the Series D Preferred Conversion Price at which the shares of Series D Preferred Stock were theretofore convertible by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the record date for such action, and the denominator of which shall be the number of shares of Common Stock outstanding immediately following such action.

         (C) If the Corporation shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class of any Person other than shares of the Common Stock or (ii) of an evidence of indebtedness of the Corporation or any Subsidiary or (iii) of assets (excluding Ordinary Cash Dividends, and dividends or distributions referred to in Section 2(k)3(B)) or (iv) of rights or warrants, in each such case, the Series D Preferred Conversion Price in effect immediately prior to the record date for such distribution shall be reduced immediately thereafter to the price determined by multiplying (A) the Series D Preferred Conversion Price in effect immediately prior to such record date by (B) a fraction, the numerator of which shall be the Market Price per share of Common Stock on such record date less the then fair market value (as determined in good faith by the Board of Directors) as of such record date of the shares, assets, evidences of indebtedness, rights or warrants so payable with respect to one share of Common Stock, and the denominator of which shall be the Market Price per share of Common Stock on such record date; provided, however, that in the event the then fair market value (as so determined) so paid with respect to one share of Common Stock is equal to or greater than the Market Price per share of Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Series D Preferred Stock shall have the right to receive the amount and kind of shares, assets, evidences of indebtedness, rights or warrants such holder would have received had such holder converted each such share of Series D Preferred Stock immediately prior to record date for such distribution. In the event that such distribution is not so made, the Series D Preferred Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Series D

Preferred Conversion Price that would then be in effect if such record date had not been fixed.

         (D) In case the Corporation effects a Pro Rata Repurchase of Common Stock, then the Series D Preferred Conversion Price shall be reduced to the price determined by multiplying the Series D Preferred Conversion Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be the product of (x) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at such effective date, multiplied by (y) the Market Price per share of Common Stock on the trading day next succeeding such effective date, and the denominator of which shall be the sum of (A) the fair market value of the aggregate consideration payable to shareholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of such effective date (the shares deemed so accepted, up to any maximum, being referred to as the "Purchased Shares") and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at such effective date and the Market Price per share of Common Stock on the trading day next succeeding such effective date, such reduction to become effective immediately prior to the opening of business on the day following such effective date.

         (E) Subject to Section 2(k)8 below, if any capital reorganization or reclassification of the Capital Stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or sale of all or substantially all of the Corporation's assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby each holder of Series D Preferred Stock shall thereafter have the right to receive, upon the basis and the terms and conditions specified herein and in lieu of the Shares immediately theretofore issuable and receivable upon the conversion of such holder's Series D Preferred Stock, stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of Shares immediately theretofore issuable and receivable upon the conversion of such Series D Preferred Stock, had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Series D Preferred Conversion Price and of the number of Shares issuable upon conversion of the Series D Preferred Stock) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of the Series D Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed to each of the holders of Series D Preferred Stock at its last address as it shall appear in the Series D Preferred Stock Register, the obligation to deliver to the holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, each such holder may be entitled to receive upon conversion of the holder's Series D Preferred Stock.

         (F) If a state of facts not specifically controlled by the provisions of this Section 2(k)3 occurs or is proposed that would, in the good faith opinion of the Board of Directors, result in the conversion provisions of the Series D Preferred Stock not being fairly protected in accordance with the essential intent and principles of such provisions, the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion provisions, and evidence of the Board of Directors' determination of such adjustment shall be filed with the minutes of the Corporation.

         (G) Upon any adjustment of the Series D Preferred Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first-class mail, postage prepaid, to all holders of Series D Preferred Stock at their last address as they shall appear in the Series D Preferred Stock Register which notice shall state the Series D Preferred Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of Shares issuable at such Series D Preferred Conversion Price upon the conversion of the Series D Preferred Stock, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         (H) If at any time:

                  (i) the Corporation shall declare any cash dividend on the Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

                  (ii) the Corporation shall pay any dividend payable in stock upon the Common Stock or make any distribution (other than regular cash dividends) to the holders of the Common Stock;

                  (iii) the Corporation shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                  (iv) there shall be any capital reorganization or reclassification of the Capital Stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

                  (v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give written notice, by first-class mail, postage prepaid, addressed to all holders of Series D Preferred Stock at their last address as they shall appear in the Series D Preferred Stock Register of the date on which (a) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their

Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 15 days prior to the action in question and not less than 15 days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

         (I) No fractional shares of Common Stock shall be issued upon the conversion of the Series D Preferred Stock, but, instead of any fraction of a Share that would otherwise be issuable, the Corporation shall pay a cash adjustment (which may be effected as a reduction of the amount to be paid by the holder of Series D Preferred Stock upon such conversion) in respect of such fraction in an amount equal to the same fraction of the Market Price per share of the Common Stock averaged over a period of 20 consecutive trading days prior to the date of the applicable Notice required by Section 2(k)1.

         (J) If any adjustment of the Series D Preferred Conversion Price pursuant to the foregoing provisions shall result in an adjustment of less than 1% in such price, the Series D Preferred Conversion Price shall not be adjusted, but such adjustment shall be included in calculating any subsequent adjustment of the Series D Preferred Conversion Price.

         (K) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of shares of Series D Preferred Stock, the full number of Shares then issuable upon the conversion of all outstanding shares of Series D Preferred Stock, as well as all Shares that would be issuable if all Additional Shares of Series D Preferred Stock were issued.

         (L) The Corporation will pay any and all taxes that may be payable in respect of the issue or delivery of Shares on conversion of shares of Series D Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Shares in a name other than that of the holder of the share of Series D Preferred Stock or shares of Series D Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid or is not payable.

         (M) Notwithstanding the provisions of this Section 2(k)3, a holder of Series D Preferred Stock may, in its sole discretion, waive all or part of any adjustment to the Series D Preferred Conversion Price set forth in this Section 2(k)3, as applied to the shares of Series D Preferred Stock held by such holder.

         4. Conversion upon Change of Control. In addition to the Conversion Right specified in Section 2(k)1, subject to and upon compliance with the provisions of the Articles of Incorporation (provided that, in the event of a Change of Control prior to the third anniversary date of the initial issuance of the Series D Preferred Stock, any holder of Series D Preferred Stock may convert all of its shares of Series D Preferred Stock pursuant to this Section 2(k)4 without regard to the conversion limitations set forth in the first paragraph of
Section 2(k)1), at the option of the holder thereof, a share of Series D Preferred Stock may be converted into Common Stock on the Change of Control Conversion Date specified below in the circumstances described in the next two paragraphs.

         If the Corporation is prevented under the terms of any applicable debt instrument or Senior Shares from effecting a Change of Control Purchase Offer pursuant to Section 2(k)8, or if funds are not legally available therefor under the Act, the Corporation shall within 30 days following any Change of Control, mail a notice to each holder of Series D Preferred Stock describing the transaction or transactions that constitute the Change of Control and offering to convert that holder's Series D Preferred Stock on the date (the "Change of Control Conversion Date") specified in that notice (the "Change of Control Conversion Notice"), which date will be no earlier than 90 days from the date the Change of Control Conversion Notice is mailed.

         On the Change of Control Conversion Date, the Corporation will convert each share of Series D Preferred Stock submitted for conversion into that number of Shares that would have been payable had a Change of Control Purchase been effected using entirely shares of Common Stock with an aggregate Market Price calculated as of the day that is ten days prior to the Change of Control Conversion Date equal to 100% of the Liquidation Value of the Series D Preferred Stock so converted. To the extent applicable the Corporation will comply with Rule 14e-1 under the Securities Exchange Act of 1934 (the "Exchange Act") and any other applicable securities laws. The requirements of such laws shall supersede any inconsistent provisions of this Section 2(k)4.

         5. Common Stock. As used herein, the term "Common Stock" shall mean the Corporation's presently authorized Common Stock, par value $.01 per share, and shall also include any Capital Stock of any class of the Corporation hereafter authorized which shall not be limited in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation after the payment of distributions and dividends on any shares entitled to preferences; provided, that the Shares issuable upon conversion of the Series D Preferred Stock shall include shares designated as Common Stock of the Corporation on the date of original issue of the Series D Preferred Stock, or, in the case of any reclassification of the outstanding Common Stock, the stock, securities or assets provided for in Section 2(k)3(E) above.

         6. No Rights as Holder of Common Stock. Nothing contained herein shall be construed as conferring upon any holder of Series D Preferred Stock any rights as a holder of Common Stock with respect to the Shares issuable upon conversion of the Series D Preferred Stock, or as imposing any liabilities on any holder of Series D Preferred Stock as a holder of Common Stock, whether such liabilities are asserted by the Corporation or by creditors of the Corporation.

         7. Transferability. Subject to the restrictions on transfer set forth in the Purchase Agreement, the shares of Series D Preferred Stock are transferable, in whole or in part, at the principal office of the Corporation by such holder thereof in person or by duly authorized attorney, upon surrender of the certificates representing the Series D Preferred Stock properly endorsed for assignment, signatures guaranteed; provided, however, that Conopco, Inc., as a holder, may not transfer its Series D Preferred Stock until the first anniversary date of the initial issuance of the Series D Preferred Stock. Each holder, by accepting or holding the Series D Preferred Stock, consents and agrees that the bearer of the certificates representing such shares, when endorsed, may be treated by the Corporation and all other persons dealing with the Series D Preferred Stock as the absolute owner thereof for all purposes; but until transfer on the Corporation's books, the Corporation may treat the registered holder hereof as the owner for all purposes.

         8. Change of Control. (A) If the Corporation experiences a Change of Control, each holder of Series D Preferred Stock will have the right, in its sole discretion, to require the Corporation to purchase (a "Change of Control Purchase") all or any part of that holder's Series D Preferred Stock at a purchase price equal to 100% of the Liquidation Value of those shares, plus all Accumulated Dividends on those shares to the date of purchase. Within 30 days following any Change of Control, the Corporation will mail a notice to each holder of Series D Preferred Stock describing the transaction or transactions that constitute the Change of Control and offer to purchase (the "Change of Control Purchase Offer") that holder's Series D Preferred Stock on the date (the "Change of Control Put Date") specified in that notice (the "Change of Control Purchase Notice"), which date will be no earlier than 90 days from the date the Change of Control Purchase Notice is mailed. The Corporation will publicly announce the results of this offer on or as soon as practicable after the payment date for the purchase of Series D Preferred Stock.

         (B) If the Corporation experiences a Change of Control, the Corporation shall have the right, in its sole discretion, to require each holder of Series D Preferred Stock to tender such Series D Preferred Stock to the Corporation at a purchase price in cash in U.S. dollars equal to 100% of the Liquidation Value of the Series D Stock, plus all Accumulated Dividends thereon. If the Corporation determines to exercise its rights under this Section 2(k)8(B), the Corporation shall specify in the Change of Control Purchase Notice, in addition to the information required to be specified pursuant to Section 2(k)8(A), that it is exercising such rights and that the holder must tender its shares on the date (the "Change of Control Call Date") specified in the Control Purchase Notice (unless such holder determines to convert its shares of Series D Preferred Stock pursuant to Section 2(k)1 prior to such Change of Control Call Date), which date will be no earlier than 90 days from the date the Change of Control Purchase Notice is mailed. In the event the Corporation exercises its rights under this
Section 2(k)8(B) prior to the third anniversary date of the initial issuance of the Series D Preferred Stock, any holder of Series D Preferred Stock may convert all or part of its shares of Series D Preferred Stock pursuant to Section 2(k)1 without regard to the conversion limitations set forth in the first paragraph of
Section 2(k)1. If a holder of Series D Preferred Stock converts shares of Series D Preferred Stock pursuant to Section 2(k)1 prior to the Change of Control Call Date, then such holder shall be required to tender shares on the Change of

Control Call Date only to the extent of any shares of Series D Preferred Stock not previously converted.

         (C) The Corporation will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the purchase of Series D Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this Section, the Corporation will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under this Section.

         (D) On the date scheduled for payment for the purchase of the Series D Preferred Stock under this Section, the Corporation will, to the extent lawful,
(a) accept for payment all Series D Preferred Stock properly tendered, (b) deposit with the Registrar the purchase price of the Series D Preferred Stock so tendered and (c) deliver or cause to be delivered to the Registrar Series D Preferred Stock so accepted, together with an Officers' Certificate stating the aggregate Liquidation Value of the Series D Preferred Stock being purchased by the Corporation. The Registrar will promptly deliver to each holder of Series D Preferred Stock so tendered the applicable payment for those shares of Series D Preferred Stock, and the Registrar will promptly countersign and mail or deliver to each such holder a certificate or certificates for shares of Series D Preferred Stock equal in Liquidation Value to any unpurchased portion of the Series D Preferred Stock surrendered, if any.

         (E) If the Corporation is prohibited from paying cash in connection with a Change of Control Purchase Offer pursuant to Section 2(k)8(A) under the terms of any applicable debt instrument in effect or any Senior Shares outstanding at the time of the Change of Control, or if funds are not legally available therefor under the Act, then, notwithstanding the provisions of
Section 2(k)8(A), the Corporation shall not be required to effect a Change of Control Purchase Offer pursuant to Section 2(k)8(A), but instead shall be required to offer to effect a Change of Control conversion offer pursuant to
Section 2(k)4.

         9. Consolidation, Merger, Conveyance or Transfer. Without the vote or consent of the holders of a majority of the then Outstanding shares of Series D Preferred Stock, the Corporation may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person unless (i) if the Corporation is the surviving or continuing person, the Series D Preferred Stock shall remain outstanding without any amendment that would adversely affect the preferences, rights or powers of the Series D Preferred Stock (it being understood that compliance with the provisions of Section 2(k)8(E) shall not constitute any such adverse effect), (ii) if the Corporation is not the resulting or continuing person, (a) the entity formed by such consolidation or merger (if other than the Corporation) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (in any such case, the "resulting entity") is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; and (b) the shares of Series D Preferred Stock are converted into or exchanged for and become shares of such resulting entity, having in respect of such resulting entity the same (or more favorable) powers, preferences and relative, participating, optional or other special rights than those that the shares of Series D Preferred Stock had immediately prior to such transaction; and (iii) the Corporation shall have delivered to the Registrar an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer complies with this Section 2(k)9 and that all conditions precedent herein provided for relating to such transaction have been complied with.

         10. SEC Reports; Reports by Corporation. So long as any shares of Series D Preferred Stock are Outstanding, the Corporation shall file with the SEC and, within 15 days after it files them with the SEC, with the Registrar and, if requested, furnish to each holder of shares of Series D Preferred Stock all annual and quarterly reports and the information, documents, and other reports that the Corporation is required to file with the SEC pursuant to
Section 13(a) or 15(d) of the Exchange Act ("SEC Reports"). In the event the Corporation is not required or shall cease to be required to file SEC Reports pursuant to the Exchange Act, the Corporation will furnish to each such holder annual and quarterly reports containing the same financial information as would be required to be filed in such annual and quarterly reports if the Corporation were required to file such reports with the SEC.

         11. Definitions. For purposes of this Section 2 of the Articles of Incorporation, the following terms shall have the meaning set forth below:

                  "Accumulated Dividends" has the meaning set forth in Section 2(e).

                  "Additional Shares of Series D Preferred Stock" has the meaning set forth in Section 2(a).

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Capital Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. In the case of Conopco, Inc., "Affiliate" shall include Unilever, N.V., Unilever PLC and any direct or indirect subsidiary of either or both of them.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed.

                  "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of such person's capital stock, whether outstanding on the Closing Date or issued after the Closing Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

                  "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total Voting Capital Stock of the Corporation or (b) the Corporation consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into the Corporation, in any such event pursuant to a transaction in which the holders of the outstanding Voting Capital Stock of the Corporation immediately prior to such transaction hold less than 40% of the outstanding Voting Capital Stock of the surviving or transferee company or its parent company immediately after the transaction, or immediately after such transaction any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total Voting Capital Stock of the surviving or transferee company or its parent company, as applicable or (c) during any consecutive two-year period, individuals, other than the Voting Directors, who at the beginning of such period constituted the Board of Directors, excluding the Voting Directors, (together with any new directors, other than the Voting Directors, whose election by the Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of a majority of the directors, other than the Voting Directors, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors, excluding the Voting Directors, then in office or (d) any transaction subject to Rule 13e-3 under the Exchange Act if following such Rule 13e-3 transaction a Person owns more than 40% of the total Voting Capital Stock of the Corporation. Notwithstanding the foregoing, any additional acquisition of the Voting Capital Stock of the Corporation by E. Scott Beattie, J. W. Nevil Thomas, Rafael Kravel, Fred Berens, Richard C. W. Mauran and George Dooley and their Affiliates, or any "group" consisting of one or more of the foregoing, shall not constitute a Change of Control.

                  "Change of Control Conversion Date" has the meaning set forth in Section 2(k)4.

                  "Change of Control Conversion Notice" has the meaning set forth in Section 2(k)4.

                  "Change of Control Offer to Purchase Notice" has the meaning set forth in Section 2(k)8(a).

                  "Change of Control Purchase" has the meaning set forth in
Section 2(k)8(A).

                  "Change of Control Call Date" has the meaning set forth in
Section 2(k)8(B).

                  "Change of Control Put Date" has the meaning set forth in
Section 2(k)8(A).

                  "Change of Control Purchase Offer" has the meaning set forth in Section 2(k)8(A).

                  "Closing Date" means any Closing Date under the Purchase Agreement.

                  "Common Stock" has the meaning set forth in Section 2(k)5.

                  "Conversion Agent" has the meaning set forth in Section 2(c)(ii).

                  "Conversion Period" has the meaning set forth in Section
2(k)1.

                  "Conversion Rights" has the meaning set forth in Section
2(k)1.

                  "Convertible Securities" has the meaning set forth in Section 2(k)3(A).

                  "Corporation Order" means a written request or order signed in the name of the Corporation by its President and by its Secretary.

                  "Dividend Payment Date" has the meaning set forth in Section 2(e); provided, however, that if such date shall not be a Business Day, then the Dividend Payment Date shall be the next Business Day.

                  "Dividend Record Date" has the meaning set forth in Section 2(f).

                  "Exchange Act" has the meaning set forth in Section 2(k)4.

                  "Excluded Stock" means (i) shares of Common Stock issued by the Corporation as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock in each case which is subject to the provisions of Section 2(k)3(B), or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock which will be subject to the provisions of Section 2(k)3(A)(iii)), (ii) Options, Convertible Securities or Options for Convertible Securities issued by the Corporation to all holders of shares of its Common Stock, which are subject to the provisions of Section 2(k)3(C), (iii) shares of Common Stock issued in any bona fide underwritten public offering (or upon exercise, conversion or exchange of Options, Convertible Securities or Options for Convertible Securities, as applicable, issued in any bona fide underwritten public offering), (iv) shares of Common Stock or Options issued in connection with any debt financing (including any such issuance as compensation, including any commitment fee, to an underwriter or placement agent in connection with such financing), including the Financing (as defined in the Purchase Agreement), from or with one or more unaffiliated third parties approved in good faith by the Board of Directors (including shares of Common Stock issued upon the exercise of any Options issued in connection with such financings), (v) shares of Common Stock issued

(including shares of Common Stock issued upon exercise of Options) to directors, advisors, employees or consultants of the Corporation pursuant to a stock option plan, restricted stock plan, stock purchase plan or other employee or director compensation or benefit plan or agreement approved in good faith by the Board of Directors, (vi) shares of Common Stock issued upon the exercise of Options issued prior to the issuance of the Series D Preferred Stock, or upon the conversion or exchange of Convertible Securities or Options for Convertible Stock issued prior to the issuance of the Series D Preferred Stock; (vii) shares of Common Stock or Options, Convertible Securities or Options for Convertible Securities issued in connection with acquisitions of assets or securities of another Person (other than issuances to Affiliates of the Corporation), including shares of Common Stock issued upon the exercise, conversion or exchange of any such Options, Convertible Securities or Options for Convertible Securities, (viii) shares of Common Stock or Options, Convertible Securities or Options for Convertible Securities issued to shareholders of any non-Affiliated Person which merges with or into the Company, or with or into a subsidiary of the Company, in proportion to their stock holdings of such Person immediately prior to such merger, upon such merger (including shares of Common Stock issued upon the exercise, conversion or exchange of any such Options, Convertible Securities or Options for Convertible Securities, as applicable ), (ix) Options, Convertible Securities or Options for Convertible Securities issued in any bona fide offering under Rule 144A under the Securities Act of 1933, as amended, or any successor or similar rule, that is underwritten by at least one investment bank of recognized national standing (including shares of Common Stock issued upon the exercise, conversion or exchange of any such Options, Convertible Securities or Options for Convertible Securities, as applicable), (x) in each consecutive twelve month period beginning on the date of the initial issuance of the Series D Preferred Stock, a number of shares of the Common Stock (or the underlying Common Stock in the case of Options, Convertible Securities or Options for Convertible Securities) not to exceed, together with any other shares of Excluded Stock sold during the relevant twelve month period pursuant to this clause (x), 10% of the shares of Common Stock issued and outstanding as of the date of sale of the relevant shares of Common Stock, Options, Convertible Securities or Options for Convertible Securities, as applicable, pursuant to this clause (x), on a fully diluted basis, in each case sold during such period to one or more unaffiliated third parties approved in good faith by the Board of Directors at a price per share equal to at least 90% of the average of the Market Prices over the applicable ten-day trading period ending immediately prior to the date of such sale and (xi) shares of Common Stock issued upon exercise of the Series D Preferred Stock.

                  "Junior Shares" has the meaning set forth in Section 2(g)(i).

                  "Liquidation Date" has the meaning set forth in Section 2(i).

                  "Liquidation Value" means an amount equal to $120 per share of Series D Preferred Stock.

                  "Mandatory Redemption Date" has the meaning set forth in
Section 2(h)(i); provided, however, that if such date shall not be a Business Day, then such date shall be the next Business Day.

                  "Market Price" means, with respect to a particular security, on any given day, the average of the highest and lowest reported sale prices regular way or, in case no such reported sales take place on such day, the average of the highest asked and lowest bid prices regular way, in either case on the principal national securities exchange on which the applicable security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (i) the average of the highest and lowest sale prices for such day reported by the Nasdaq Stock Market if such security is traded over-the-counter and quoted in the Nasdaq Stock Market, or (ii) if such security is so traded, but not so quoted, the average of the highest reported asked and lowest reported bid prices of such security as reported by the Nasdaq Stock Market or any comparable system, or (iii) if such security is not listed on the Nasdaq Stock Market or any comparable system, the average of the highest asked and lowest bid prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by concurrence of at least 75% of the members of the Board of Directors.

                  "Notice" has the meaning set forth in Section 2(k)1.

                  "Observer" has the meaning set forth in Section 2(c)(iii).

                  "Officers' Certificate" means a certificate of the Corporation signed in the name of the Corporation by its President and by its Secretary.

                  "Options" has the meaning set forth in Section 2(k)3(A).

                  "Options for Convertible Securities" has the meaning set forth in Section 2(k)3(A).

                  "Ordinary Cash Dividend" means any cash dividend or cash distribution paid on the Common Stock which, when combined on a per share of Common Stock basis with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in Section 2(k)3 and excluding (a) cash dividends or cash distributions that resulted in an adjustment to the Series D Preferred Conversion Price and (b) cash dividends or cash distributions paid on the Series D Preferred Stock), does not exceed 5% of the Market Price of a share of Common Stock on the trading day immediately preceding the date of declaration of such dividend or distribution.

                  "Outstanding" means when used with respect to shares of Series D Preferred Stock, as of the date of determination, all shares of Series D Preferred Stock theretofore authenticated and delivered under the Articles of

Incorporation, except (a) shares of Series D Preferred Stock theretofore converted into shares of Common Stock in accordance with Section 2(k) and shares of Series D Preferred Stock theretofore canceled by the Registrar or delivered to the Registrar for cancellation; (b) shares of Series D Preferred Stock for whose payment or redemption money in the necessary amount has been theretofore deposited with the Registrar or any Paying Agent (other than the Corporation) in trust or set aside and segregated in trust by the Corporation (if the Corporation shall act as its own Paying Agent) for the holders of such shares of Series D Preferred Stock; provided that, if such shares of Series D Preferred Stock are to be redeemed, notice of such redemption has been duly given pursuant to the Articles of Incorporation or provision therefor satisfactory to the Registrar has been made; and (c) shares of Series D Preferred Stock (x) that are mutilated, destroyed, lost or stolen which the Corporation has decided to replace or (y) in exchange for or in lieu of which other shares of Series D Preferred Stock have been authenticated and delivered pursuant to the Articles of Incorporation; provided, however, that, in determining whether the holders of the shares of Series D Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, shares of Series D Preferred Stock owned by the Corporation or any other obligor upon the shares of Series D Preferred Stock or any subsidiary of the Corporation or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only shares of Series D Preferred Stock which the Registrar has actual knowledge of being so owned shall be so disregarded.

                  "Parity Shares" has the meaning set forth in Section 2(g)(i).

                  "Paying Agent" has the meaning set forth in Section 2(c)(ii).

                  "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                  "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such person's preferred or preference stock, whether now outstanding or issued after the date hereof, including all series and classes of such preferred or preference stock.

                  "Pro Rata Repurchase" means any purchase of shares of Common Stock by the Corporation or any Affiliate thereof pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a Subsidiary of the Corporation), or any combination thereof, effected while the Series D Preferred Stock is outstanding; provided, however, that "Pro Rata Repurchase" shall not include any purchase of shares by the Corporation or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The "Effective Date" of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

                  "Purchase Agreement" means the Purchase Agreement dated as of October 30, 2000, between the Corporation and Conopco, Inc., as amended by Amendment No. 1 thereto dated as of December 11, 2000, and as the same may be further amended by the parties thereto in accordence with its terms.

                  "Purchased Shares" has the meaning set forth in Section 2(k)3(D).

                  "Redemption Date" has the meaning set forth in Section
2(h)(ii).

                  "Redemption Price" has the meaning set forth in Section 2(h)(ii).

                  "Registrar" has the meaning set forth in Section 2(c)(i).

                  "resulting entity" has the meaning set forth in Section 2(k)9.

                  "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the adoption of this Amendment to the Amended and Restated Articles of Incorporation of the Corporation such commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

                  "SEC Reports" has the meaning set forth in Section 2(k)10.

                  "Senior Shares" has the meaning set forth in Section 2(g)(1).

                  "Series D Preferred Conversion Price" has the meaning set forth in Section 2(k)1.

                  "Series D Preferred Stock Register" has the meaning set forth in Section 2(f)(iii).

                  "Share" and "Shares" has the meaning set forth in Section
2(k)1.

                  "Voting Capital Stock" means with respect to any Person, securities of any class or classes of Capital Stock in such Person ordinarily entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable governing body of such Person.

                  "Voting Director" has the meaning set forth in Section 2(c)(iii).

                  The foregoing amendment was duly adopted by the Board of Directors of the Corporation, dated as of October 25, 2000, pursuant to Section 607.0602(4) of the Act which does not require shareholder approval.

                         ARTICLE IV - PRINCIPAL OFFICE
                         -----------------------------

                  The street address of the principal office and mailing address of the Corporation is 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014.

                         ARTICLE V - BOARD OF DIRECTORS
                         ------------------------------

                  The business and affairs of the Corporation shall be managed under the direction of a Board of Directors which shall consist of not less than one person. The manner of election and qualifications shall be provided in the Bylaws of the Corporation. The exact number of directors shall be fixed from time to time by the Board of Directors pursuant to resolution adopted by a majority of the full Board of Directors.

                          ARTICLE VI - INDEMNIFICATION
                          ----------------------------

                  Section 1. Right to Indemnification. Each person (including here and hereinafter, the heirs, executors, administrators or estate of such person) (1) who is or was a director or officer of the Corporation or who is or was serving at the request of the Corporation in the position of a director, officer, trustee, partner, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, or (2) who is or was an agent or employee (other than an officer) of the Corporation and as to whom the Corporation has agreed to grant such indemnity, shall be indemnified by the Corporation as of right to the fullest extent permitted or authorized by current or future legislation or by current or future judicial or administrative decision (but, in the case of any future legislation or decision, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to the legislation or decision), against all fines, liabilities, settlements, costs and expenses, including attorneys' fees, asserted against him or incurred by him in his capacity as such director, officer, trustee, partner, agent or employee, or arising out of his status as such director, officer, trustee, partner, agent or employee. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and any such person against any such fine, liability, cost or expense, including attorney's fees, whether or not the Corporation would have the legal power to directly indemnify him against such liability.

                  Section 2. Advances. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Section 1 of this Article VI in defending a civil or criminal suit, action or proceeding may be paid (and, in the case of directors and officers of the Corporation, shall be paid) by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article VI, and upon satisfaction of other conditions established from time to time by the Board of Directors or which may be required by current or future legislation (but, with respect to future legislation, only to the extent that it provides conditions less burdensome than those previously provided).

                  Section 3. Savings Clause. If this Article VI or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each director and officer of the Corporation to the fullest extent permitted by all portions of this Article VI that has not been invalidated and to the fullest extent permitted by law.